Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 26, 2013 between W270, Inc., a Nevada corporation (the “Company”), each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), and W-Net Fund I, L.P., which will serve as the representative of the Purchasers, and is referred to herein from time to time as the “Purchaser Representative”.

WHEREAS, the Company, Saleen California Merger Corporation, a California corporation (“CA MergerCo”), Saleen Florida Merger Corporation, a Florida corporation (“FL MergerCo”), Saleen Automotive, Inc., a Florida corporation (“Saleen Automotive”), SMS Signature Cars, a California corporation (“SMS” and together with Saleen Automotive, collectively, the “Saleen Entities”), and Steve Saleen (“Saleen” and together with the Saleen Entities, the “Saleen Parties”), have entered into an Agreement and Plan of Merger, dated May 23, 2013 (as the same may be amended from time to time) (the “Merger Agreement”), which provides, upon the terms and subject to the conditions thereof, for the merger of (a) CA MergerCo with and into SMS and (b) FL MergerCo with and into Saleen Automotive, whereby the outstanding capital stock of SMS and Saleen Automotive shall be cancelled and the holders of Saleen Automotive’s common stock shall receive certain securities of the Company as further set forth in the Merger Agreement (the “Merger”);

WHEREAS, it is contemplated that immediately following the Merger, the Company shall consummate a capital raise and in connection therewith the Purchasers shall agree to enter into this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Stubbs Alderton & Markiles, LLP, with offices located at 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403, Attention: Greg Akselrud, fax: (818) 444-6303.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(f).

“Escrow Agent” shall have the meaning ascribed to such term in Section 2.1(b).

“Escrow Agreement” shall have the meaning ascribed to such term in Section 2.1(b).

“Europa” means Europa International Inc.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to directly or indirectly effectively increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property” means any and all United States and foreign: (a) patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein and all improvements to the inventions disclosed in each such registration or application, (b) trademarks, service marks, trade dress, trade names and corporate names, whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, (c) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, (d) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (e) trade secrets and confidential technical and business information (including but not limited to formulas, compositions, and inventions reduced to practice, whether or not patentable), (f) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) any right arising under any law providing protection to industrial or other designs, (i) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (j) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

“IP Security Agreement” means the Intellectual Property Security Agreement, dated the date hereof, by the Company in favor of the Purchasers, in the form of Exhibit C attached hereto, securing the obligations of the Company under the Notes and other Transaction Documents.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” means the 3.0% Senior Secured Convertible Notes due, subject to the terms therein, four (4) years from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Purchaser Rep Expenses” shall have the meaning ascribed to such term in Section 2.1(c)(iii).

“Purchaser Representative” shall have the meaning ascribed to such term in Section 2.1(c)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company, the Purchasers and the other holders named therein, in the form of Exhibit D attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Notes (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Regulation 13D-G” means Regulation 13D-G promulgated by the Commission pursuant to the Exchange Act, as such Regulation and the Rules thereunder may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Regulation.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Saleen Entities” shall have the meaning ascribed to such term in the recitals hereto.

“Saleen Entities Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h).

“Saleen Parties Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(n).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, by the Company in favor of the Purchasers, in the form of Exhibit B attached hereto, securing the obligations of the Company under the Notes and other Transaction Documents.

“Security Documents” means any and all means any and all security agreements, pledge agreements, hypothecation agreements, collateral assignments, mortgages, deeds of trust, control agreements and similar such agreements, executed and delivered by the Company, any of its Subsidiaries and/or any third party in favor of the Purchasers pursuant to the Transaction Documents which secures the Company’s obligations under the Transaction Documents and/or any of the Securities, and other documents executed, delivered and/or filed by the Company, any of its Subsidiaries, any third party and/or the Purchasers as permitted or required under any of the foregoing, including without limitation the Security Agreement and the IP Security Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Notes purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds. The initial principal amount of each Purchaser’s Note shall be equal to such Purchaser’s Subscription Amount.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, in the form attached hereto as Exhibit E, executed by each Subsidiary in favor of the Purchasers, guaranteeing the Company’s obligations under the Notes.

“Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Notes, the Security Documents, the Registration Rights Agreement, the Voting Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer, the current transfer agent of the Company with a mailing address of 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, and a facsimile number of (801) 274-1099, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Notes and issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes.

“Verdad” means Verdad Telecom, Inc.

“Voting Agreement” means the Voting Agreement, dated the date hereof, among the Company, the Purchasers and the other stockholders named therein, in the form of Exhibit F attached hereto.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority-in-interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“W-Net” means W-Net Fund I, L.P.

ARTICLE II.

PURCHASE AND SALE

2.1            Closing.

(a)             The purchase and sale of the Notes (the “Closing”) shall take place on June 26, 2013, at 10:00 a.m., Pacific Time (“Closing Date”), at the offices of Company Counsel or at such other location or time or on such other date mutually agreed upon by the Company and all of the Purchasers, subject to the conditions precedent for the Closing as set forth in Section 2.3, and to each party’s obligations hereunder having been satisfied or waived. At the Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, in the aggregate, $3,000,000 in principal amount of the Notes. On or prior to the Closing, each Purchaser participating in the Closing shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount (other than Purchasers converting existing indebtedness as permitted by the Company, who shall deliver to the Escrow Agent original versions of the instruments evidencing such indebtedness) and the Company shall deliver to the Escrow Agent in respect of each Purchaser its respective Note, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.

(b)            Prior to the Closing, the Purchasers and the Company shall enter into an escrow agreement (the “Escrow Agreement”) with an independent escrow agent selected by the Purchaser Representative and reasonably acceptable to the Company (the “Escrow Agent”). Pursuant to the terms of the Escrow Agreement, the Purchasers and the Company shall deliver the closing deliveries referenced in Section 2.2 with the Escrow Agent in connection with the Closing. Distributions of any Subscription Amounts, Notes, and other Transaction Documents shall be governed by the terms and conditions of the Escrow Agreement. The adoption of this Agreement shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including, without limitation, the placement of the Notes in escrow and the appointment of W-Net as representative of the Purchasers.

(c)	Purchaser Representative.

(i)              By virtue of the execution of this Agreement by each Purchaser, each of the Purchasers shall be deemed to have agreed to appoint W-Net as its agent and attorney-in-fact, as the purchaser representative (the “Purchaser Representative”) for and on behalf of the Purchasers to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any indemnification claims, to assert, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any other claim by the Company against any Purchaser or by any such Purchaser against the Company, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (A) necessary or appropriate in the judgment of the Purchaser Representative for the accomplishment of the foregoing or (B) specifically mandated by the terms of this Agreement. Such agency may be changed by the Purchasers from time to time upon not less than thirty (30) days prior written notice to the Company; provided, however, that the Purchaser Representative may not be removed unless Purchasers holding at least two-thirds (2/3) of the outstanding principal amount of the Notes agree to such removal and to the identity of the substituted agent. A vacancy in the position of Purchaser Representative, whether due to the resignation, removal or dissolution of the Purchaser Representative or for any other reason, may be filled by the recipients of a majority in interest of the outstanding principal amount of the Notes. No bond shall be required of the Purchaser Representative, and the Purchaser Representative shall not receive any compensation for its services. Notices or communications to or from the Purchaser Representative shall constitute notice to or from the Purchasers.

(ii)            The Purchaser Representative shall not be liable for any act done or omitted hereunder as Purchaser Representative while acting (A) in good faith or (B) with the consent of the holders of a majority in interest of the outstanding principal amount of the Notes. The Purchasers shall indemnify the Purchaser Representative and hold the Purchaser Representative harmless against any loss, liability or expense incurred without willful misconduct or bad faith on the part of the Purchaser Representative and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel, accountant or other professional advisor retained by the Purchaser Representative. The Purchaser Representative will be entitled to the advancement and reimbursement by the Purchasers of costs and expenses incurred by or on behalf of the Purchaser Representative in the performance of its duties hereunder, including the reasonable fees and expenses of any legal counsel. A decision, act, consent or instruction of the Purchaser Representative, including, but not limited to, an amendment, extension or waiver of this Agreement, shall constitute a decision of the Purchasers and shall be final, binding and conclusive upon the Purchasers; and the Company may rely upon any such decision, act, consent or instruction of the Purchaser Representative as being the decision, act, consent or instruction of the Purchasers.

(iii)          Each Purchaser agrees to pay and be responsible for such Purchaser’s pro rata portion (based upon the portion of Notes previously subscribed for by such Purchaser) of any expenses or other costs incurred by the Purchaser Representative in the course of performing the role of Purchaser Representative under this Agreement (“Purchaser Rep Expenses”). From time to time as such Purchaser Rep Expenses are incurred or are reasonably anticipated to be incurred, the Purchaser Representative may submit invoices therefor to each of the Purchasers with a calculation of the amount owed by each Purchaser based on their respective pro rata portions thereof. Within thirty (30) days after delivery of each such invoice, each Purchaser shall pay to the Purchaser Representative such Purchaser’s pro rata portion of such invoiced amount. All such invoiced amounts shall be deemed to be valid and reimbursable unless (A) the amount of such Purchaser Rep Expenses is manifestly incorrect or (B) the nature of such invoiced amounts is clearly unrelated to any reasonable activities of the Purchaser Representative under this Agreement.

2.2            Deliveries.

(a)             On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement, duly executed by the Company;

(ii)            a Note with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii)          the Security Documents, including, without limitation, the Security Agreement and the IP Security Agreement, duly executed by the Company and each Subsidiary;

(iv)          the Voting Agreement, duly executed by the Company;

(v)            the Registration Rights Agreement, duly executed by the Company;

(vi)          the Subsidiary Guarantee, duly executed by each Subsidiary of the Company; and

(vii)        the Escrow Agreement, duly executed by the Company.

(b)            On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement, duly executed by such Purchaser;

(ii)            such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company or, with respect to Purchasers converting existing indebtedness as permitted by the Company, original versions of the instruments evidencing such indebtedness;

(iii)          the Security Documents to which each Purchaser is a party and required by law to be signed by such Party in order to be binding;

(iv)          the Voting Agreement, duly executed by such Purchaser;

(v)            the Registration Rights Agreement, duly executed by such Purchaser; and

(i)              the Escrow Agreement, duly executed by such Purchaser.

2.3            Closing Conditions.

(a)             The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)              the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)            all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)          at the Closing, the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)               The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)              the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          at the Closing, the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the applicable Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (“Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to each Purchaser. However, it is understood and agreed that, except for (a) any representations and warranties set forth in this Section 3.1 that may apply to SMS or Saleen Automotive specifically, or by virtue of SMS’ or Saleen Automotive’s existence as a Subsidiary, and (b) the representations and warranties set forth in Sections 3.1(f), 3.1(h)(ii), 3.1(i) (as applicable to SMS or Saleen Automotive), 3.1(n), 3.1(s), 3.1(x), 3.1(bb), 3.1(ee), 3.1(gg), 3.1(hh) 3.1(jj) below which shall be deemed to exist hereunder for all purposes, the representations and warranties set forth in this Section 3.1, as applicable to the Company (as opposed to SMS or Saleen Automotive), shall apply for purposes of Section 2.3(b)(i) above, but otherwise shall not be deemed to exist for purposes of any liability to the Purchasers or indemnification under Section 4.10 below, to the extent any such representations and warranties are inaccurate as of the closing of the Merger.

(a)             Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has furnished to the Purchasers true and correct copies of the Company’s articles of incorporation and the Company’s bylaws, as each is currently in effect.

(c)             Authorization; Enforcement. The Company and the Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out their obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the Subsidiaries and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiaries and no further action is required by the Company, the Subsidiaries, their board of directors or their stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and the Subsidiaries, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiaries enforceable against the Company and the Subsidiaries in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by the Company and the Subsidiaries of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, loan or credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (other than Liens in favor of the Purchasers), or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)             Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and the Subsidiaries of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) filings required under the terms of the Security Documents (collectively, the “Required Approvals”).

(f)             Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)            Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than in connection with the Merger. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)            SEC Reports; Financial Statements.

(i)              The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii)            On Schedule 3.1(h) are set forth the following financial statements of the Saleen Entities (collectively the “Saleen Entities Financial Statements”): audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended March 31, 2013 and 2012. The Saleen Entities Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Saleen Entities as of such dates and the results of operations of the Saleen Entities for such periods, are correct and complete, and are consistent with the books and records of the Saleen Entities. Since March 31, 2013, the Saleen Entities have not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

(i)              Material Changes. Since the date of the latest audited financial statements included within the SEC Reports and/or the Saleen Entities Financial Statements, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or disclosed on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and the Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) that have been incurred since the date of the most recent balance sheet included in the SEC Reports or the Saleen Entities Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to the Company’s business, and (B) not due and payable or to be performed or satisfied after the date hereof under the Company and the Subsidiaries’ material contracts in accordance with their terms, in each case which are not (singly or in the aggregate) material to the Company’s business, (iii) the Company and the Subsidiaries have not altered their method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed on or prior to the date that this representation is made.

(j)              Litigation. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against, relating to or involving the Company, any Subsidiary, or real or personal property of the Company or any Subsidiary, before any Governmental Entity (as such term is defined in the Merger Agreement) or other third party. To the knowledge of the Company, there is no basis for any such suit, action, proceeding or investigation. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor; Benefits. Schedule 3.1(k) contains a true and complete list of each benefit plan currently sponsored, maintained or contributed to by the Company and the Subsidiaries. The Company’s records accurately reflect the service histories of the Company and the Subsidiaries’ employees, contractors and consultants, including their hours of service, and all such data is maintained in a usable form. Neither the Company nor any Subsidiary is a party to any employment, contractor or consultant agreement which could result in the payment to any current, former or future director, employee, contractor or consultant of the Company or the Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such director, employee, contractor or consultant as a result of the transactions contemplated by the Merger or this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l)              Compliance. To the knowledge of the Company, the Company and the Subsidiaries are in compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities. Neither the Company nor any of the Subsidiaries has been charged with and, to the knowledge of the Company, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity. Neither the Company nor any of its Subsidiaries is a party to or bound by any order, judgment, decree or injunction of any Governmental Entity.

(m)          Title to Assets. The Company and the Subsidiaries have good, clear and marketable title to all the tangible properties and tangible assets reflected in their latest balance sheet as being owned by them or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens. All equipment and other items of tangible personal property and assets of the Company and the Subsidiaries (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (ii) are usable in the regular and ordinary course of the Company’s business. The Company and the Subsidiaries do not own any real property. Schedule 3.1(m) sets forth all real property leases to which the Company and the Subsidiaries are a party. The Company and/or the Subsidiaries, as applicable, have a valid leasehold interest in such leased real property, and such leases are in full force and effect. The improvements and fixtures on such real property leased by the Company and/or the Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

(n)  Intellectual Property.

(i)              Saleen and/or the Saleen Entities own or have the right to use pursuant to an enforceable contract all Intellectual Property necessary or desirable to operate the Saleen businesses as currently conducted and as currently proposed to be conducted (the “Saleen Parties Intellectual Property”). Other than the Saleen Parties Intellectual Property, the Company has no Intellectual Property. The Saleen Parties have taken all necessary and desirable action to maintain and protect each item of Saleen Parties Intellectual Property.

(ii)            The Company has delivered to the Purchasers correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of any Saleen Parties Intellectual Property. With respect to each such item of Saleen Parties Intellectual Property:

(A) The Saleen Parties possess all right, title, and interest in and to the item, free and clear of any Lien;

(B) the item is not subject to any order, judgment, decree or injunction of any Governmental Entity;

(C) no action or proceeding is pending or, to the Company’s best knowledge, threatened (and, to the Company’s best knowledge, there is no basis therefor) which challenges the enforceability, use, or ownership of the item; and

(D) neither the Company nor any Subsidiary has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iii)          The Saleen Parties Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise violate or come into conflict with any other Person’s Intellectual Property, and neither the Company nor any Subsidiary has received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that the Company or any Subsidiary must license or refrain from using any other Person’s Intellectual Property). No third Person has any Intellectual Property that interferes or would be likely to interfere with the Company’s use of any Saleen Parties Intellectual Property. The Saleen Parties Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation by the Company or the Subsidiaries of their businesses as currently conducted and as currently proposed to be conducted.  No other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Saleen Parties Intellectual Property.

(iv)          Schedule 3.1(n) identifies each contract pursuant to which the Company or any Subsidiary has granted to a third party rights under or with respect to any Saleen Parties Intellectual Property (together with any exceptions).  The Company has made available to the Purchasers correct and complete copies of all contracts with respect to such use as amended to date. With respect to the Contracts (1) related to each item of Saleen Parties Intellectual Property, the statements in clauses (A) through (H) below are true and correct, and (2) in Schedule 3.1(n), the statements in clauses (A) through (D) below are true and correct:

(A) the contract is enforceable against each of the parties thereto in accordance with its terms;

(B) the contract will continue to be enforceable on identical terms following the consummation of the Merger;

(C) The Saleen Entities are not (and no counter-party is) in breach of such contract, and no event has occurred that with notice or lapse of time would constitute a breach thereunder;

(D) no party to the contract has repudiated any provision thereof;

(E) with respect to each sublicense contract, the representations and warranties set forth in (A) – (D) are true and correct with respect to the underlying license contract;

(F) the underlying item of Saleen Parties Intellectual Property is not subject to any outstanding order, judgment, decree or injunction of any Governmental Entity;

(G) no action or proceeding is pending or threatened (and there is no basis therefor) that challenges the enforceability of the underlying item of Intellectual Property; and

(H) neither the Company nor any Subsidiary has granted any sublicense or similar contract with respect to the contract.

(v)            Except as set forth in Schedule 3.1(n), all former and current employees, contractors and consultants of the Saleen Entities have executed written contracts with the Saleen Entities that assign to the Saleen Entities all rights to any inventions, improvements, discoveries or information relating to the Saleen Entities’ business. No employee, contractor or consultant of the Saleen Entities has entered into any contract that restricts or limits in any way the scope or type of work in which the employee, contractor or consultant may be engaged or requires the employee, contractor or consultant to transfer, assign, or disclose information concerning his or her work to any Person other than Saleen Entities.

(vi)          To the Company’s knowledge, there are no new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Person have developed which reasonably could be expected to supersede or make obsolete any, or any planned, product or process of the Saleen Entities.

(o)            Insurance. The Company and the Subsidiaries do not maintain any insurance policies.

(p)            Transactions with Affiliates and Employees. The Company and the Subsidiaries are not a party to any contract, lease, license, commitment or arrangement, written or oral, which, were the Saleen Entities “registrants” under the Exchange Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the SEC, and there are no loans outstanding to or from any Person specified in Item 404(a) of Regulation S-K from or to the Company or the Subsidiaries.

(q)            Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r)             Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)             Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t)              Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(u)            Registration Rights. Except as provided in those certain Registration Rights Agreements, each dated March 13, 2013 disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)            Disclosure. None of the Transaction Documents, nor any Schedule or Exhibit thereto, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

(y)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)             Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb)         No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)          Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         Accountants. The Company’s accounting firm is Weinberg & Company. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending March 31, 2013.

(ee)          Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff)           No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)         Acknowledgment Regarding Purchasers’ Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Section 3.2(f)), it is understood and acknowledged by the Company that (i) none of the Purchasers has been asked to agree by the Company, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)            Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(jj)            Significant Shareholders. Except for Steve Saleen, no Person has any direct or indirect beneficial ownership (as determined in accordance with Regulation 13D-G) of shares of Common Stock which exceeds in the aggregate (together with other Persons which would constitute a “group” under Regulation 13D-G) five percent (5%) of the total number of outstanding shares of Common Stock as of the date hereof and the Closing Date, including, without limitation, as a result of any Person’s beneficial interest in a trust. For purposes of the calculations under this paragraph, any limitations on beneficial ownership contained in any instrument directly or indirectly convertible, exchangeable or exercisable into or for Common Stock shall be ignored and any such instruments shall be deemed to be currently convertible, exchangeable or exercisable in full.

3.2            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)             Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to any registration statement filed under the Securities Act or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)             Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it or its permitted assignee converts any Notes it or such permitted assignee, as the case may be, will be an “accredited investor” as defined in Rule 501 under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)             General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)             Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer Restrictions.

(a)             The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)            The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501 under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to a registration statement filed under the Securities Act, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)   Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), except for any legend reasonably referring to any applicable transfer restrictions under state securities laws: (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such Underlying Shares are eligible for resale under Rule 144 and the holder thereof is not an Affiliate of the Company, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If required by the Transfer Agent to effect the removal of the legend hereunder, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the date which is six (6) months following the Closing Date (if the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for the then preceding ninety (90) days and has filed all reports required to be filed thereunder during the then preceding twelve (12) months (or such shorter period that the Company was required to file such reports) and the holder thereof is not an Affiliate of the Company). If all or any portion of a Note is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends, except for any legend reasonably referring to any applicable transfer restrictions under state securities laws. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)            In addition to such Purchaser’s other available remedies, the Company shall be subject to the liquidated damage provisions and other remedies for failing timely to provide proper certificates to a Purchaser which are set forth in such Purchaser’s Note. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)             Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either Rule 144 or the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement filed under the Securities Act, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(f)             The Company represents and warrants that, except as may otherwise be set forth in the Disclosure Schedules, none of the Purchasers is currently nor has been, nor upon consummation of the Closing will become, an affiliate of the Company for purposes of Rule 144. With respect to each Purchaser, the Company covenants and agrees to take the position at all times in the future that such Purchaser is not an affiliate of the Company for purposes of Rule 144 solely as result of such Purchaser’s ownership of the Securities, except that this covenant shall not apply if such Purchaser beneficially owns (as determined in accordance with Regulation 13D-G of the Exchange Act) in excess of ten percent (10%) of the outstanding shares of Common Stock.

4.2            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3            Furnishing of Information. Until the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as would be required if the Purchasers were able to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144 if such exemption becomes available. So long as any Securities are outstanding, the Company shall cause itself to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and timely file all reports required to be filed thereunder.

4.4            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5            Conversion Procedures. The form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to convert the Notes. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6            Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement filed under the Securities Act covering the resale of the Securities, and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9            Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto or as provide in Section 5.2 hereof, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

4.10         Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.11         Reservation and Listing of Securities.

(a)             The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

(c)             If applicable, the Company shall (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12         Corporate Structure. For a period of twelve (12) months following the Closing, the Company and its Subsidiaries shall maintain and conduct its business at a physical office or offices, hire and retain key employees and other personnel, and otherwise operate its business in a reasonable and customary manner similar to other public reporting companies engaged in similar businesses.

4.13         Bank Account Signatures. So long as any Notes remain outstanding, any check written against or other withdrawal from the Company or any of its Subsidiaries’ bank account(s) in an amount greater than $5,000.00 shall require the signature of two executive officers.

4.14         Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16         Security. The Company’s and any Subsidiaries’ obligations under the Notes and other Transaction Documents shall be secured by all the assets of the Company and its Subsidiaries. As of the Closing, the Purchasers participating therein shall be granted a security interest in all the assets of the Company, including, without limitation, all of its Intellectual Property Rights and its ownership of any and all Subsidiaries, and in the assets of any such Subsidiaries, to be memorialized in the Security Documents. The Company shall execute such other agreements, documents and financing statements reasonably requested by Purchasers, which will be filed at the Company’s expense with the applicable jurisdictions and authorities. The Company shall also execute all such documents reasonably necessary in the opinion of the Purchasers to memorialize and further protect the security interests described herein. The Purchasers may appoint a collateral agent to represent them collectively in connection with the security interests being granted to the Purchasers.

4.17         Additional Guarantors. The Company shall cause each of its Subsidiaries, including those formed or acquired on or after the date hereof, to execute and deliver to the Purchasers a Subsidiary Guarantee and a Security Agreement in conformity with those executed and delivered at the Closing.

4.18         Investor Relations. For a period of 12 months after the Closing Date, the Company shall expend at least $10,000 per month on investor relations activities.

ARTICLE V.

MISCELLANEOUS

5.1            Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 26, 2013; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2            Fees and Expenses. The Company and Purchasers agree that, except as set forth in this Section 5.2, all fees and expenses shall be paid (or advanced and repaid, as applicable) as set forth in the Merger Agreement. For the avoidance of doubt, W-Net shall advance all legal fees incurred by the Company, Europa, Verdad and W-Net in connection with the Transaction Documents, which fees will be repaid in full by the Company upon the Closing from the proceeds thereof, up to a maximum of $35,000. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The amounts set forth in this paragraph as payable by the Company shall be so payable regardless of whether the Closing occurs.

5.3            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission or delivery, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by a U.S. nationally recognized overnight courier service to the address, set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number, or delivered by such courier service to the address, set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Securities still held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other document image format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or other document image format data file signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, until the earlier of sixty (60) days after such failure by the Company or the Company performs such obligations, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded conversion or exercise notice.

5.14         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. In furtherance of the foregoing, the signature page of the Company and each Purchaser to each Transaction Document shall evidence the binding agreement of the Company and such Purchaser to such Transaction Document, and no Purchaser shall be entitled to receive a copy of the signature page of any other Purchaser to any other Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through W-Net. W-Net does not represent all of the Purchasers but only W-Net. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.22         Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

W270, Inc.	Address for Notice: 1328 W. Balboa Blvd., Ste. C Newport Beach, CA 92661
By:__/s/ Eric Stoppenhagen________________ Name: Eric Stoppenhagen Title: President	Fax: (949) 258-5379
With a copy to (which shall not constitute notice): Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, CA 91403 Attn: Gregor Akselrud, Esq. Fax: (818) 444-6309

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser: ________________________________________________

Facsimile Number of Purchaser: ________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $_____________

EXHIBIT A

NOTES

EXHIBIT B

SECURITY AGREEMENT

EXHIBIT C

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

SUBSIDIARY GUARANTEE

EXHIBIT F

VOTING AGREEMENT